UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 05, 2021
Federal Realty Investment Trust
(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Rose Avenue, Suite 200	North Bethesda,	Maryland	20852
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number including area code: 301/998-8100

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest	FRT	New York Stock Exchange
$.01 par value per share, with associated Common Share Purchase Rights

Depositary Shares, each representing 1/1000 of a share	FRT-C	New York Stock Exchange
of 5.00% Series C Cumulative Redeemable Preferred Stock, $.01 par value per share

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

☐	If an emerging growth company, indicate by checkmark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the Trust was held by remote means on May 5, 2021. The following table sets forth the matters presented for a vote by the shareholders and the voting results with respect to such matters:

Matter	Votes For	Votes Against	Abstentions	Broker Non-Votes

Proposal 1: Election of Trustees

David W. Faeder	58,049,430	9,517,374	27,535	4,276,826
Elizabeth I. Holland	66,583,871	985,995	24,473	4,276,826
Nicole Y. Lamb-Hale	67,060,298	508,159	25,882	4,276,826
Anthony P. Nader, III	67,206,840	360,658	26,841	4,276,826
Mark S. Ordan	66,433,376	1,131,777	29,187	4,276,826
Gail P. Steinel	62,879,148	4,689,034	26,157	4,276,826
Donald C. Wood	66,687,630	879,014	27,695	4,276,826

Proposal 2: Advisory vote on the compensation of our named executive officers	60,756,298	6,669,497	168,544	4,276,826

Proposal 3: Ratification of the appointment of Grant Thornton LLP as the Trust’s independent registered public accounting firm for the year ending December 31, 2021	71,111,088	696,853	63,223	0

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date:	May 6, 2021	/s/ Dawn M. Becker

Dawn M. Becker
Executive Vice President-
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)